EXHIBIT 99.1

reAlpha Regains Compliance With Nasdaq Minimum Market Value of Listed Securities Requirement

DUBLIN, OH – Sept. 23, 2025 (GLOBE NEWSWIRE) – reAlpha Tech Corp. (Nasdaq: AIRE) (“reAlpha” or the “Company”), an AI-powered real estate technology company, today announced that on September 22, 2025, it received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with the minimum market value of listed securities (“MVLS”) requirement, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Rule”).

As previously disclosed on July 1, 2025, the Company received notice from the Staff indicating that it was not in compliance with the Rule, which requires listed companies to maintain a minimum MVLS of $35 million. To regain compliance, the Company’s MVLS was required to close at or above $35 million for a minimum of 10 consecutive business days.

Nasdaq has confirmed that this requirement was met as of September 22, 2025 and that the matter is now closed.

“We are pleased to have received confirmation from Nasdaq that reAlpha has regained compliance with the MVLS requirement,” said Piyush Phadke, Chief Financial Officer of reAlpha. “I believe that this milestone underscores our commitment to maintaining financial discipline as we advance our broader strategy of scaling an AI-powered, vertically integrated real estate platform.”

The Company continues to actively monitor its compliance with all Nasdaq listing requirements, including the previously disclosed minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company transforming the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Financial Officer, Piyush Phadke, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha; reAlpha’s ability to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2); reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to reduce its manual loan processing time and manual effort of its employees through the implementation of its Loan Officer Assistant and CRM platform across real estate and mortgage operations; reAlpha’s ability to improve data accuracy and boost engagement of its brand through its redesigned website and the integration of CRM platform across real estate and mortgage operations; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of its new internal organizational structure; reAlpha’s ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; any accidents or incidents involving cybersecurity breaches and incidents; the availability of rebates, which may be limited or restricted by state law; risks specific to AI-based technologies, including potential inaccuracies, bias, or regulatory restrictions; risks related to data privacy, including evolving laws and consumer expectations; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

InvestorRelations@reAlpha.com

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